Share Purchase Form

Kibush Capital Corporation (OTCB: DLCR) of 108 S. Franklin Avenue Suite 10 Valley Stream NY 11580, United States of America

1. Agrees to purchase **18,367,350** Ordinary Shares (**Sale Shares**) in the issued capital of **Angel Jade Ltd ACN 146 720 578 (Company)** from **Alexander King (King)** of Suite 35, 199 Toorak Rd. South Yarra VIC 3141.

2. Confirms that it has paid the consideration $100,000 to King in full payment of the sale price for the Sale Shares and

3. **King** agrees to sell **18,367,350** Shares (**Sale Shares**) in the issued capital of **Angel Jade Pty Ltd ACN 146 720 578** (**Company**) to **Kibush.**

DATED: November 6, 2014

Executed by **KIBUSH CAPITAL CORPORATION** by its duly authorised representative:)

President/CEO

WAZEED SHEPPARD

(Print) Full Name

Witness

MARINA PEN

(Print) Witness's Full Name

Executed by **ALEXANDER KING**:)

Witness

MARINA PEN

(Print) Witness's Full Name